EX-99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the First Investors Life Series Funds and to the use of our report dated February 26, 2019 on the financial statements and financial highlights of the First Investors Life Covered Call Strategy Fund, First Investors Life Equity Income Fund, First Investors Life Fund For Income, First Investors Life Government Cash Management Fund, First Investors Life Growth & Income Fund, First Investors Life International Fund, First Investors Life Investment Grade Fund, First Investors Life Limited Duration Bond Fund, First Investors Life Opportunity Fund, First Investors Life Select Growth Fund, First Investors Life Special Situations Fund, and First Investors Life Series Total Return Fund, each a series of the First Investors Life Series Funds.  Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which are by incorporated by reference into the Proxy Statement, Prospectus and Statement of Additional Information on Form N-14

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 14, 2019